   As filed with the Securities and Exchange Commission on November 17, 1998
                                                      Registration No. 333-33949
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                 Post-Effective
                                Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             RENAL CARE GROUP, INC.
             (Exact name of Registrant as specified in its charter)


                             ----------------------

            DELAWARE                           8092                           62-1622383
(State or other jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer Identification No.)
 incorporation or organization)    Classification Code Number)

                          2100 WEST END AVE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                          ----------------------------
                                  RONALD HINDS
               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                             RENAL CARE GROUP, INC.
                          2100 WEST END AVE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615)345-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ---------------------------
                                   COPIES TO:
                             STEVEN L. POTTLE, ESQ.
                                 ALSTON & BIRD
                               ONE ATLANTA CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3424
                                 (404)881-7000
                          ---------------------------
                        -------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               INTRODUCTORY NOTE



     This Registration Statement registered 402,095 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Renal Care Group, Inc., a Delaware corporation (the "Company"). The Company was contractually obligated to register the Shares and to maintain this Registration Statement's effectiveness only until such time as the holders of the Shares became eligible to rely on Rule 144(d) under the Securities Act of 1933, as amended, for the sale of the Shares. The Company is no longer contractually obligated to maintain the effectiveness of the Registration Statement due to the expiration of such period. Accordingly, this Post-Effective Amendment No. 1 is being filed in order to remove from registration any remaining unsold Shares.

     Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on November 16, 1998.


                                        RENAL CARE GROUP, INC.

                                        By: /s/ Sam A. Brooks, Jr.
                                            ---------------------------------
                                            Sam A. Brooks, Jr., President and
                                            Chief Executive Officer

                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam A. Brooks, Jr. and Ronald Hinds and each or both of them as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and, in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, as well any related registration statement, or amendment thereto, filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     /s/ Sam A. Brooks, Jr.             President, Chief Executive Officer     November 16, 1998
     -------------------------           and Chairman of the Board
     Sam A. Brooks, Jr.                  (Principal Executive Officer)


     /s/ Ronald Hinds                   Executive Vice President               November 16, 1998
     ---------------------------         Chief Financial Officer
     Ronald Hinds                        (Principal Financial Officer and
                                         Principal Accounting Officer)


     /s/   *                            Director                               November 16, 1998
     --------------------------
     Joseph C. Hutts



     /s/   *                            Director                               November 16, 1998
     ----------------------------
     Harry R. Jacobson, M.D.



     /s/   *                            Director                               November 16, 1998
     ----------------------------
     Thomas A. Lowery, M.D.



     /s/   *                            Director                               November 16, 1998
     ----------------------------
     John D. Bower, M.D.



     /s/   *                            Director                               November 16, 1998
     -----------------------------
     Stephen D. McMurray, M.D.



     /s/   *                            Director                               November 16, 1998
     ----------------------------
     W. Tom Meredith, M.D.



     /s/   *                            Director                               November 16, 1998
     ----------------------------
     Kenneth Johnson, M.D.



   * /s/ Sam A. Brooks, Jr.
     ----------------------------
     By Power of Attorney
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